UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2009

FRESENIUS KABI PHARMACEUTICALS

HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34172	98-0589183
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Else-Kroener-Strasse 1 61352 Bad Homburg v.d.H. Germany
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code +49 (6172) 608 0

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2009, the Board of Directors of Fresenius Kabi Pharmaceuticals Holding, Inc. (the “Company”) elected Richard G. Ganz, age 52, to serve as a director of the Company, effective as of September 8, 2009. Mr. Ganz was also appointed to serve on the audit committee of the Board of Directors.

Mr. Ganz currently serves as an Executive in Residence for the Cleveland Clinic Foundation. From 2004 to 2009 Mr. Ganz served as the President and Chief Executive of Omnisonics Medical Technologies, Inc. Mr. Ganz served as President of the North American Renal Business of Baxter Healthcare Corporation from 2001 to 2004.

Mr. Ganz holds a BA from the University of Minnesota and an MBA from Northwestern University, Kellogg School of Management. Mr. Ganz is also a director of MassMedic, and the Biomedical Enterprise Program, Harvard – MIT Health Sciences and Technology. He is a board member of Navis Medical Corporation and Enefco, both private companies.

Mr. Ganz will receive a standard director fee of $75,000.00 per year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESENIUS KABI PHARMACEUTICALS HOLDING, INC.

By:	/s/ Richard J. Tajak
Richard J. Tajak Executive Vice President and Chief Financial Officer

Dated: September 11, 2009